Calculation of Filing Fee Tables
S-1
HCW Biologics Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.0001 per share	457(a)	253,083	$ 1.80	$ 455,549.40	0.0001381	$ 62.91
Fees to be Paid	2	Equity	Common stock, par value $0.0001 per share, issuable upon the exercise of warrants	Other	3,146,950	$ 3.36	$ 10,573,752.00	0.0001381	$ 1,460.24
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 11,029,301.40		$ 1,523.15
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,523.15
Offering Note
[1]	The shares of common stock, par value $0.0001 per share (the "Common Stock"), of HCW Biologics Inc. (the "Company") being registered hereunder are being registered for sale by the selling stockholders named in the prospectus to which this Registration Statement on Form S-1 relates. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions. The proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low sale prices of the Common Stock on the Nasdaq Capital Market on December 16, 2025.

[2]	The shares of the Company's Common Stock being registered hereunder are being registered for sale by the selling stockholders named in the prospectus to which this Registration Statement on Form S-1 relates. Pursuant to Rule 416 under the Securities Act, the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions. The amount registered consists of up to 3,146,950 shares of Common Stock issuable upon the exercise of warrants. All 3,146,950 shares of Common Stock are to be offered for resale by the selling stockholders named in the prospectus contained in this Registration Statement on Form S-1. The Registrant will not receive any proceeds from the sale of its Common Stock by the selling stockholders. Pursuant to Rule 457(g) of the Securities Act, the proposed maximum offering price per share for the shares of common stock issuable upon exercise of the warrants is based on the exercise price of such warrants. The warrants have exercise prices ranging from $2.41 to $26.00, and the proposed maximum offering price per share represents a weighted average exercise price.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A